EXHIBIT 23

                          CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
CKF Bancorp, Inc.


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-83972) of CKF Bancorp, Inc. of our report dated August 11, 2000, relating to the consolidated financial statements of First Lancaster Bancshares, Inc. and Subsidiary for the years ended June 30, 2000 and 1999, which appears in Exhibit 99.1 in this Current Report on Form 8-K/A of CKF Bancorp, Inc.



/s/ PricewaterhouseCoopers LLP

Louisville, Kentucky
August 10, 2001